                                                                   Exhibit 99.13

Computer Products, Inc.
7900 Glades Road, Suite 500
Boca Raton, FL 33434-4105

Attention: Mr. Richard J. Thompson

Ladies and Gentlemen:

Reference is hereby made to that certain Agreement and Plan of Merger dated September 2, 1997 ("Merger Agreement") by and among Zytec Corporation, a Minnesota corporation ("Zytec"), Computer Products, Inc., a Florida corporation ("CPI"), and CPI Acquisition Corp., a Minnesota corporation and a wholly-owned subsidiary of CPI. Reference is also made to that certain Registration Statement on Form S-4 ("Registration Statement") filed on September 25, 1997 by CPI with the Securities and Exchange Commission. The undersigned hereby consents to becoming a member of CPI's Board of Directors following the Merger (as such term is defined in the Merger Agreement) as provided in Section 7.11 of the Merger Agreement and as disclosed in the Prospectus portion of the Registration Statement entitled "The Merger -- CPI Board of Directors Following the Merger."

Dated: October 30, 1997.

/s/ JOHN M. STEEL
-------------------------------------------
John M. Steel